Exhibit 10.1
Execution copy

STOCK REPURCHASE AGREEMENT
THIS STOCK REPURCHASE AGREEMENT (this “Agreement”) is made as of May 26, 2021, by and between Apogee Enterprises, Inc., a Minnesota corporation (the “Company”), and Joseph F. Puishys (“Puishys”) and The Puishys Family Trust, of which Puishys is co-trustee (the “Seller”).
RECITALS
WHEREAS, the Company granted to Puishys: (i) 37,193 restricted shares of the Company’s common stock, par value $ 0.33-1/3 per share (the “Common Stock”), on April 23, 2020, as part of the Company’s annual executive compensation award program (the “Restricted Stock Award”), and (ii) an option to purchase 215,600 shares of the Common Stock on June 30, 2020, in lieu of the Company’s customary executive long-term incentive program (the “Option Award”), for total awards of 252,793 shares, and options to purchase shares, of Common Stock, all of which were granted under the Company’s 2019 Stock Incentive Plan (the “Plan”);
WHEREAS, in accordance with Section 4(d) of the Plan, the Company may not grant to any individual employee or officer awards under the Plan for more than 200,000 shares (including, for this purpose, options to acquire shares) of Common Stock in any calendar year;
WHEREAS, Puishys has forfeited his right to purchase 37,036 shares according to the terms of the Option Award;
WHEREAS, Puishys transferred to the Seller all remaining shares from the Restricted Stock Award held by him after such shares vested earlier this year;
WHEREAS, for the purposes of complying with the annual share award limit under Section 4(d) of the Plan, Puishys and the Seller desire to sell, and the Company desires to repurchase, 15,757 shares granted pursuant to the Restricted Stock Award (the “Shares”), pursuant to the terms of this Agreement; and
WHEREAS, the parties have agreed on a purchase price of $24.74 per share, which represents a reduction of $12.66 per share from the value of the Shares on the date of vesting, which reduction is equal to the maximum gain permissible per option share exercisable under the terms of the Option Award, for an aggregate consideration of $389,828.18 (the “Purchase Price”).

AGREEMENT
NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

Article 1.
REPURCHASE OF SHARES
1.1    Repurchase of Shares. Subject to the terms and conditions stated herein, the Seller agrees to sell, assign, transfer and deliver the Shares to the Company, and the Company agrees to repurchase the Shares from the Seller in exchange for the Purchase Price.
1.2    Purchase Price. In full consideration for the repurchase by the Company of the Shares, the Company shall pay to the Seller the Purchase Price.
1.3    Closing. Subject to the terms and conditions hereof, the closing of the repurchase and sale of Shares provided for herein (the “Closing”) shall take place through an electronic exchange of documents on the date hereof, or at such other time and place as the Company and the Seller mutually agree (the “Closing Date”). At the Closing, the Company shall deliver to the Seller the Purchase Price by cash, check, or wire transfer to an account provided by the Seller, or any combination of the foregoing. Upon payment of the Purchase Price by the Company to the Seller, all of the Shares shall be delivered by the Seller to the Company and shall not be deemed outstanding.
1.4    Further Assurances. Each of the parties hereto agrees that, from time to time, after the Closing, such party will execute such additional instruments and take such actions as may be reasonably requested by the other party hereto to give effect to the sale and delivery of the Shares and to perfect or otherwise carry out the intent and purposes of this Agreement.
Article 2.
REPRESENTATIONS AND WARRANTIES
2.1    Title to Shares. The Seller hereby represents and warrants that it is the owner of the Shares, beneficially and of record, and subject to the transfer restrictions imposed under the Plan and the Restricted Stock Award agreement, has full power and authority to convey the Shares free and clear of all liens, encumbrances, restrictions and claims of every kind and, upon delivery of and payment for such Shares as herein provided, the Company will acquire good and valid title thereto, free and clear of all liens, encumbrances, restrictions and claims of every kind. Except as specifically contemplated by this Agreement, (a) the Seller has not transferred or assigned, or entered into any agreement to transfer or assign, any of the Shares or any rights thereunder; and (b) there is no outstanding subscription, warrant, call, unsatisfied preemptive right, commitment, option or other agreement or right of any kind to purchase or otherwise to receive or acquire from the Seller any of the Shares.
2.2    Binding Effect to the Seller. Each of Puishys and the Seller hereby represents and warrants that such party has full power and authority to enter into this Agreement, and that this Agreement constitutes such party’s valid and legally binding obligation, enforceable in accordance with its terms. Puishys further represents that, as co-trustee of the Seller, he possesses full power and authority to enter into this Agreement in such capacity on behalf of the Seller and to bind the Seller with respect to the subject matter hereof.
2.3    Binding Effect to the Company. The Company hereby represents and warrants that (i) it has full power and authority to purchase the Shares under the terms described in this Agreement, (ii) it has full power and authority to enter into this Agreement and (iii) this Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms.

2.4    Waiver of Claims. Puishys and the Seller, on the one hand, and the Company, on the other, each acknowledge that the other party may be entering into this Agreement while in the possession of material non-public information about the Company, including information with respect to its current and prospective cash flows, financial condition and results of operations, and all such parties waive any rights to bring a claim against the other party (or parties) or its affiliates based on that possibility.
2.5    Indemnity Acknowledgement. The Company acknowledges that Puishys shall be entitled to be indemnified by the Company with respect to any proceeding relating to matters occurring during his tenure as an executive officer or as a director of the Company in accordance with the terms of the Company’s Amended and Restated Bylaws and the Minnesota Business Corporation Act.

Article 3.
MISCELLANEOUS
3.1    Survival of Representations and Warranties. All of the representations and warranties of Puishys, the Seller and the Company contained in this Agreement shall survive the execution of this Agreement for a period of six months.
3.2    Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and may not be modified, amended or terminated except by a written instrument specifically signed by each of the parties hereto.
3.3    Waivers and Consents. All waivers and consents given hereunder shall be in writing. No waiver by any party hereto of any breach or anticipated breach of any provision hereof by any other party shall be deemed a waiver of any other contemporaneous, preceding or succeeding breach or anticipated breach, whether or not similar, on the part of the same or any other party.
3.4    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given only if and when (i) personally delivered or (ii) three days after mailing, postage prepaid, by certified mail or (iii) when delivered (and receipted for) by an overnight delivery service or (iv) upon confirmation of receipt (or deemed delivery of the confirmatory copy, if earlier) after given or made by email, addressed in each case to the parties hereto at the respective addresses set forth on the signature page hereto. Each party hereto may change his or its address for the giving of notices and communications to it, and/or copies thereof, by written notice to the other parties in accordance with this Section. The initial addresses are:
If to the Company:             Apogee Enterprises, Inc.
                        4400 West 78th Street
                        Suite 520
                    Minneapolis, Minnesota 55435
                    Attn: Meghan Elliott
                    melliott@apog.com

If to Puishys or the Seller, to Puishys’ current residence address maintained in the Company’s records.

3.5    Attorney’s Fees. The Company shall reimburse Puishys for the appropriately documented fees and expenses of legal counsel to Puishys incurred in connection with the negotiation and execution of this Agreement, up to a maximum total reimbursement of $10,000.00.
3.6    Governing Law. The interpretation and construction of this Agreement shall be governed by the laws of the State of Minnesota without taking into account conflict of law principles.
3.7    Counterparts. This Agreement may be executed and delivered by facsimile signature, PDF or any electronic signature complying with the US federal ESIGN Act of 2000 (e.g., www.docusign.com) and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Stock Repurchase Agreement as of the day and year first above written.
THE COMPANY:

APOGEE ENTERPRISES, INC.

By: /s/ Ty R. Silberhorn
    Name: Ty R. Silberhorn
    Title: Chief Executive Officer and President

THE SELLER:

/s/ Joseph F. Puishys
Joseph F. Puishys, as co-trustee of The Puishys Family Trust

PUISHYS

/s/ Joseph F. Puishys
Joseph F. Puishys

[Signature Page to Stock Repurchase Agreement]